Exhibit 21

Assurant, Inc. Subsidiaries as of December 31, 2024

Subsidiary Name	Jurisdiction of Organization	D/B/A (if applicable)
ABI International	Cayman Islands
ABIG Holding de Espana, S.L.	Spain
ACAP Delaware Insurance Company	Delaware
AIM Acquisitions, LLC	Delaware
AIM Alexander Crossing Apartments, LLC	Delaware
AIM AWP Atlanta Apartments, LLC	Delaware
AIM Black, LLC	Delaware
AIM Blue, LLC	Delaware
AIM Glendale, LLC	Delaware
AIM Gold, LLC	Delaware
AIM Green, LLC	Delaware
AIM Haverhill Industrial, LLC	Delaware
AIM Mount Pleasant Apartments, LLC	Delaware
AIM Orange, LLC	Delaware
AIM Orchard Springs Apartments, LLC	Delaware
AIM Palm Harbor Apartments, LLC	Delaware
AIM Purple, LLC	Delaware
AIM Red, LLC	Delaware
AIM Silver, LLC	Delaware
AIM White, LLC	Delaware

AIM Yellow, LLC	Delaware
Alegre Pty Ltd	Australia
American Bankers General Agency, Inc.	Texas
American Bankers Insurance Company of Florida	Florida
American Bankers Insurance Group, Inc.	Florida
American Bankers Life Assurance Company of Florida	Florida
American Bankers Management Company, Inc.	Florida	American Bankers Management Company, Inc. DBA ABMC, INC.
American Financial Warranty Corporation	Texas
American Financial & Automotive Services, Inc.	Texas	American Financial & Automotive Insurance Services, Inc. (only in TX)
American Lease Insurance Agency Corporation	Massachusetts
American Security Insurance Company	Delaware
Assurant Argentina Compania de Seguros Sociedad Anonima	Argentina
Assurant Automotive, Inc.	Illinois
Assurant Captive Insurance Company	Georgia
Assurant Chile Compañia de Seguros Generales S.A.	Chile
Assurant Co., Ltd.	United Kingdom
Assurant Co. (NI), Ltd	Northern Ireland
Assurant Co. (PG UK), Ltd.	United Kingdom
Assurant Colombia Compania de Servicios S.A.S.	Colombia
Assurant Commercial Mortgage Depositor, LLC	Delaware
Assurant Daños Mexico S.A.	Mexico

Assurant Dealer Services, Inc.	Illinois	Automotive Training Academy; Assurant Dealer Insurance Agency Services (only in CA and FL)
Assurant Deutschland GmbH	Germany
Assurant Device Care Limited	United Kingdom
Assurant Device Services, Inc.	Delaware
Assurant Direct Limited	United Kingdom
Assurant Digital Servicos, Ltda.	Brazil
Assurant Europe Insurance N.V.	Netherlands
Assurant Europe Life Insurance N.V.	Netherlands
Assurant Europe Services B.V.	Netherlands
Assurant Foundation	New York
Assurant France	France
Assurant General Insurance Limited	United Kingdom
Assurant Group Limited	United Kingdom
Assurant Holding Mexico, S. de R.L. de C.V.	Mexico
Assurant IA Holding Corp.	Delaware
Assurant Insurance Agency, Inc.	Minnesota
Assurant Intermediary Limited	United Kingdom
Assurant International Division LLC	Delaware
Assurant Investment Management, LLC	Delaware
Assurant Italia Agenzia di Assicurazioni s.r.l.	Italy
Assurant Japan KK	Japan

Assurant Korea, Inc.	South Korea
Assurant, S.A. de C.V.	Mexico
Assurant Seguradora S.A.	Brazil
Assurant Service Protection, Inc.	Oklahoma
Assurant Services Argentina, S.A.	Argentina
Assurant Services Australia Pty Limited	Australia
Assurant Services Canada Inc./Services Assurant Canada Inc.	Ontario, Canada
Assurant Services Colombia S.A.	Colombia
Assurant Services de Chile, SpA	Chile
Assurant Services Hong Kong Limited	Hong Kong
Assurant Services Italia s.r.l.	Italy
Assurant Services Japan GK	Japan
Assurant Services of Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Comercio e Servicos de Equipamentos Electronicos Ltda.	Brazil
Assurant Solutions Holding Puerto Rico, Inc.	Puerto Rico
Assurant Solutions Spain, S.A.	Spain
Assurant Vida Mexico S.A.	Mexico
Assurant Warranty Solutions (India) Private Limited	India
Automotive Insurance Purchasing Group, Inc.	Texas
Automotive Warranty Services of Florida, Inc.	Florida
Automotive Warranty Services, Inc.	Delaware	Alabama Warranty Services, Inc.; West Virginia Warranty Services, Inc.
AWS Warranty Service of Quebec, Inc.	Ontario, Canada

AWS Warranty Services of Canada, Inc.	Canada	Ryan Dealer Services
Broadtech, LLC	Texas
Caribbean American Life Assurance Company	Puerto Rico
Caribbean American Property Insurance Company	Puerto Rico
Combined Insurance Company de Argentina S.A. Compania de Seguros	Argentina	Su Futuro Seguro Comienza Hoy
Consumer Assist Network Association, Inc.	Delaware
Consumer Program Administrators, Inc.	Illinois	Consumer Warranty Program Administrators; The Administrators of Consumer Programs, Inc.
Coöperatieve Assurant Netherlands U.A.	Netherlands
CPR Strongsville LLC	Delaware
CPR Training & Repair Systems, LLC	Delaware
CWork Solutions, LP	Pennsylvania	Assurant Solutions
Dealer Performance, Inc.	Texas	Dealer Performance of Michigan Inc.
Digital Services (UK) Limited	United Kingdom
Eck & Glass, Inc.	Tennessee	EPG Insurance, Inc.; EPG Insurance Agency, Inc.
ERV, LLC	Delaware
Federal Warranty Service Corporation	Illinois	Assurant Extended Protection
FFG Corporation	Delaware
First Extended Service Corporation	Texas	First Extended Services Corporation
First Extended Service Corporation of Florida	Florida
First Extended, Inc.	Delaware
Flipswap Services, LLC	Delaware

GP Legacy Place, Inc.	Delaware
Hyla Japan KK	Japan
Hyla Mobile, Inc.	Delaware	Erecyclingcorps, HYLA Mobile
Hyla Mobile ULC	Nova Scotia
Hyla Technology Solutions LLC	Delaware
I.Q. Data International, Inc.	Washington	Assurant Recovery Solutions
Insureco Agency & Insurance Services, Inc.	California	Suredeposit; Assurant Recovery Solutions
Insureco Incorporated	California
Interfinancial Inc.	Georgia	Interfinancial Group, IFI, Inc.
iSmash UK Trading Limited	United Kingdom
iSmash Limited	United Kingdom
iSmash Canary Wharf Limited	United Kingdom
iSmash Ken High Limited	United Kingdom
Lifestyle Services Group Limited	United Kingdom
London General Insurance Company Limited	United Kingdom
Lorica LLC	Delaware	Lorica Services, LLC; Lorica, LLC A Limited Liability Company of Delaware
MMI-CPR, LLC	Delaware
MS Diversified Corporation	Mississippi
National Product Care Company	Illinois	Texas National Product Care Company, Inc.; National Product Warranty Care Company; National Product Care Company, Inc.
North American Warranty, Inc.	Illinois	North American Warranty, Inc., a Corporation of Illinois; North American Warranty of Illinois, Inc.
Privowny, Inc.	Delaware

Privowny France SAS	France
Protecta Insurance New Zealand Ltd	New Zealand
Protection Holding Cayman	Cayman Islands
Reliable Lloyds Insurance Company	Texas
Service Optimization Solutions, Inc.	Florida	Service Optimization Services, Inc.
Service Protection, Inc.	Illinois
Service Saver, Incorporated	Florida
ServicePlan of Florida, Inc.	Florida
ServicePlan, Inc.	Illinois	Serviceplan Of St. Louis, Inc.; Warranty Serviceplan
Shipsurance Insurance Services, Inc.	California
Signal GP LLC	Delaware	Assurant Mobile Services
Signal Holdings LLC	Pennsylvania	The Signal Telecommunications Insurance Services, Inc.
Signal Northwest LLC	Delaware
Solutions Cayman	Cayman Islands
Solutions Holdings	Cayman Islands
SOSI CPR LLC	Delaware
SOSI-Fixt, Inc.	Delaware
Standard Guaranty Insurance Company	Delaware
Sureway, Inc.	Delaware
Telecom Re, Inc.	Florida

The Signal	Pennsylvania	The Signal, Limited Partnership; The Signal Insurance Limited Partnership; Protect Your Bubble; THE SIGNAL, LTD.; Telecommunications Insurance Services LP; Signal Telecommunications Insurance Services Limited Partnership (The); The Signal Communications Insurance Services, Limited Partnership; The Signal Insurance Agency; The Signal Agency, LP; The Signal L.P.; The Signal Insurance Agency of PA, Ltd.
The Warranty Group (Thailand) Limited	Thailand
The Warranty Group Asia-Pacific Holdings Pte. Ltd.	Singapore
The Warranty Group Australasia Pty Ltd.	Australia
Assurant Services Peru, S.A.C.	Peru
The Warranty Group Services (Isle of Man)	Isle of Man
The Warranty Group Singapore Pte. Ltd.	Singapore
The Warranty Group, B.V.	Netherlands
TrackSure Insurance Agency, Inc.	California
Trygle Co. Ltd	Japan
TS Holdings, Inc.	Delaware	Ts Holdings, Inc. Of Delaware; Tsh, Inc.
TWG Brasil Participacôes Ltda.	Brazil
TWG Europe Limited	United Kingdom
TWG Holdings, Inc.	Delaware
TWG Home Warranty Services, Inc.	Delaware
TWG Innovative Solutions, Inc.	Missouri
TWG Japan KK	Japan
TWG Securities, Inc.	Delaware

TWG Services Limited	United Kingdom
TWG Warranty Group Latam, Inc.	Barbados
TWG Warranty Group, Inc.	Illinois
TWG Warranty Services, Inc.	Illinois	TWG Warranty Services, Inc., of Argentina; TWG Warranty Services Inc., Sucursal Uruguay
TWG Warranty Servicos do Brasil Ltda.	Brazil
Union Security Life Insurance Company of New York	New York
United Service Protection Corporation	Delaware	Assurant Vehicle Protection Services; United Service Protection (Delaware) Corporation
United Service Protection, Inc.	Florida
Virginia Surety Compania de Seguros	Argentina
Virginia Surety Company, Inc.	Illinois
Virginia Surety Seguros de Mexico S.A. de C.V.	Mexico
Voyager Group, Inc.	Florida
Voyager Indemnity Insurance Company	Georgia
Voyager Service Warranties, Inc.	Florida
Wireless Anywhere Group Pty Ltd	Australia
Wolverine InterCo., Inc.	Delaware